November 10, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.02 of Form 8-K dated November 4, 2015 of Barrett Business Services, Inc. (the “Company”) and are in agreement with the statements contained therein, except for paragraphs 3, 4 and 5, for which we have no basis to agree or disagree with the statements of the registrant contained therein.

Respectfully,

/s/ Moss Adams LLP